UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 18, 2017, Tellurian Investments Inc., a subsidiary of Tellurian Inc. (“Tellurian” or the “Company”), Martin Houston, a director of the Company, and certain other persons (collectively, the “Defendants”) entered into a Compromise Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Simon M. Bonini and Paul C. Kettlety (collectively, the “Plaintiffs”) and the Plaintiffs’ counsel, Schiffer Odom Hicks & Johnson, PLLC, a Texas professional limited liability company (“Schiffer Odom”), in connection with a previously disclosed lawsuit against the Defendants in which the Plaintiffs asserted various causes of action and requested various remedies. Pursuant to the Settlement Agreement, among other things, (i) Mr. Houston agreed to transfer a total of 2,000,000 shares of Tellurian common stock owned by Mr. Houston (the “Transferred Shares”) to the Plaintiffs and Schiffer Odom, comprised of 825,000 shares to each of the Plaintiffs and 350,000 shares to Schiffer Odom; (ii) the Company agreed to file a prospectus supplement with respect to the resales of the Transferred Shares by the Plaintiffs and Schiffer Odom; and (iii) the Plaintiffs released all claims against the Defendants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ Antoine J. Lafargue
Antoine J. Lafargue
Senior Vice President and Chief Financial Officer

Date: April 18, 2017